UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:
February 1, 2006

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369
(Address of principal executive offices)	(Zip Code)

(763) 392-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into A Material Definitive Agreement.

On February 1, 2006, the Company entered into a Consulting Agreement with Gary L. Vars, President of the Company’s POPS Division and a director. Mr. Vars is resigning as an officer and employee of the Company effective January 31, 2006. The Consulting Agreement becomes effective February 1, 2006, and continues for a term of three years. Under the Consulting Agreement, Mr. Vars will receive a fee of $200,000, payable in installments during the first year. He will also be granted a stock option to acquire 75,000 shares of common stock with an exercise price equal to the market value of the stock on February 1, 2006. The option will have a term of three years. Mr. Vars will be required under the Consulting Agreement to provide sales, marketing and general business consulting services to the Company. The agreement will also prohibit him from competing with the Company or soliciting its employees during the term of the agreement and for one year thereafter. The agreement was approved by the Compensation Committee of the Board of Directors.

Item 9.01.   Exhibits.

(d)	Exhibits

4.1	Consulting Agreement, effective February 1, 2006, between the Company and Gary L. Vars

4.2	Nonqualified Stock Option Agreement, effective February 1, 2006, between the Company and Gary L. Vars

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date:	February 1, 2006	By:	/s/ Scott F. Drill
Scott F. Drill
Scott F. Drill, President and Chief Executive Officer